                                                                   EXHIBIT 10.23

                                   GUARANTY

     THIS GUARANTY ("Guaranty") is made and entered into as of February 1, 1999 by Grill Concepts, Inc., a Delaware corporation ("GCI") and Grill Concepts, Inc., a California corporation ("GCICA") (each a "Guarantor" and collectively, "Guarantors").

                                   RECITALS

     A. GCI and The Michigan Avenue Group, a general partnership ("MAG") have formed and are the members of Chicago-The Grill on the Alley, LLC, an Illinois limited liability company ("LLC") and have entered into an Operating Agreement governing the operations of the LLC (the "Operating Agreement").

     B. LLC has executed and delivered to MAG a Senior Convertible Promissory
Note in the principal amount of $1,699,000 (the "Note").

     C. In order to induce MAG to enter into the Operating Agreement, to make its Initial Capital Contribution thereunder and to make the MAG Loan evidenced by the Note, Guarantors are required to execute and deliver this Guaranty.

     NOW, THEREFORE, in consideration of the above Recitals, which are incorporated into the Agreement below by reference as if fully set forth therein; and in consideration of MAG executing and delivering the Operating Agreement, making its Initial Capital Contribution thereunder, and making the MAG Loan; and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantors, each Guarantor agrees with MAG as follows:

                                   AGREEMENT

                                   ARTICLE I

                        REPRESENTATIONS AND WARRANTIES

     Each Guarantor makes the following representations and warranties to and in favor of MAG which shall be continuing representations and warranties so long as any Guarantied Obligations (as defined below) shall remain unpaid and unsatisfied:

     Section 1.1. Existence and Rights. GCI is a corporation duly formed and validly existing under the laws of Delaware. GCICA is a corporation duly formed and validly existing under the laws of California. Each Guarantor has the corporate power and authority, rights and franchises to own property and to carry on its business as now carried on and is duly qualified and in good standing in each jurisdiction which the property owned by it or the business conducted by it makes such qualification necessary, and each Guarantor has the power and adequate authority to make and carry out this Guaranty.

     Section 1.2. Guaranty Authorized and Binding. The execution, delivery and performance of this Guaranty are duly authorized and this Guaranty is a valid and legally binding obligation of each Guarantor enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     Section 1.3. No Conflict. The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which either Guarantor is a party or by which it or any of their property is or may be bound or affected; do not, and will not, require the consent or approval of any governmental authority; are not, and will not be, in contravention of, or in conflict with, any applicable law binding on either Guarantor or any term or provision of either Guarantor's charter or bylaws; and do not, and will not, cause any security interest, lien or other encumbrance to be created or imposed upon any of such assets or property.

                                  ARTICLE II
                                   GUARANTY

     Section 2.1. Guaranty. Guarantors jointly and severally hereby unconditionally and irrevocably guaranty to MAG the prompt payment (on demand in lawful money of the United States) and performance of any and all Guarantied Obligations (as defined below). The term "Guarantied Obligations" as used herein means all obligations of LLC (i) under the Operating Agreement to pay the Initial Capital Contributions and the Converted Capital Contributions of MAG (but not the Preferred Return thereon) in accordance with the Scheduled Repayments, and (ii) under the Note to pay and perform all obligations set forth therein, subject to the terms and conditions set forth therein (as such agreements may be amended or waived by LLC and MAG from time to time).

     Section 2.2. Continuing Guaranty. This is a continuing guaranty of the Guarantied Obligations and shall remain in full force and effect until payment and performance in full of the Guarantied Obligations. Each Guarantor understands and agrees that this Guaranty shall be construed as an irrevocable and continuing guaranty of payment and performance. Each Guarantor authorizes LLC and MAG without notice or demand and without affecting each Guarantor's liability hereunder, from time to time, to make any change to the terms of the Operating Agreement, the Note or in any other term of all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from the Operating Agreement, the Note or any of the documents executed in connection therewith.

     Section 2.3. Nature of Guaranty. A separate action or separate actions under this Guaranty may be brought and prosecuted against either Guarantor or both Guarantors whether or not any action is brought or prosecuted against LLC, against the other Guarantor or against any other person or whether LLC or any other person is joined in any such action or actions. Any circumstance which operates to toll any statute of limitations applicable to LLC shall also operate to toll the statute of limitations applicable to both Guarantors.

     Section 2.4. Waivers. Each Guarantor hereby waives the right to require MAG to proceed against LLC or any other person liable on the Guarantied Obligations or to pursue any other remedy in MAG's power whatsoever, and each Guarantor waives the right to have the proceeds of property of LLC or any other person liable on the Guarantied Obligations first applied to the discharge of the Guarantied Obligations. When making any demand on either Guarantor hereunder against the Guarantied Obligations, MAG may, but shall be under no obligation to, make a similar demand on LLC or on the other Guarantor, and any failure by MAG to make any such demand or to collect any payments from LLC shall not relieve either Guarantor of its obligations or liabilities hereunder. MAG may, at its election, exercise any right or remedy it may have against LLC or any other person without affecting or impairing in any way the liability of either Guarantor hereunder, except to the extent the Guarantied Obligations have been indefeasibly paid, and each Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of either Guarantor against LLC, whether resulting from such election by MAG or otherwise. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under any applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal. Each Guarantor hereby waives any defense based upon or arising by reason of: (a) any lack of authority of any officer, director or any other person acting or purporting to act on behalf of LLC, or any defect in the formation of LLC; (b) any act or omission by LLC which directly or indirectly results in or aids the discharge of LLC or any Guarantied Obligations by operation of law or otherwise; or (c) any modification of the Guarantied Obligations, in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment or performance of the Guarantied Obligations, any waiver or modification of conditions precedent or any other change in the terms of the Guarantied Obligations or any part thereof Each Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional obligations. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of LLC and of all other circumstances bearing upon the risk of nonpayment or nonperformance by LLC of the Guarantied Obligations which diligent inquiry would reveal, represents that it has adequate means of obtaining such financial information from LLC on a continuing basis, and agrees that MAG shall have no duty to advise either Guarantor of information known to it regarding such condition or any such circumstances. Each Guarantor hereby waives notice of any action taken or omitted by MAG in reliance hereon, and any requirement that MAG be diligent and prompt in making demands hereunder, notice of any waiver or amendment of any terms and conditions of the Operating Agreement or Note, notice of any default by LLC or the assertion of any right of MAG hereunder, any right to plead or assert any election of remedies in any action to enforce this Guaranty in respect of its obligations hereunder.

     Section 2.5. Bankruptcy Not Discharge. Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded or must otherwise be restored or returned by MAG upon the insolvency, bankruptcy or reorganization of LLC. Notwithstanding any modification, discharge or extension of the Guarantied Obligations or any amendment, waiver, modification, stay or cure of MAG's rights which may occur in any bankruptcy or reorganization case or proceeding concerning LLC, whether permanent or temporary, and whether or not assented to by MAG, each Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guarantied Obligations and discharge its other obligations in accordance with the terms of the Guarantied Obligations as set forth in this Guaranty in effect on the date hereof Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to LLC.

     Section 2.6. Guarantors' Understandings With Respect To Waivers. Guarantors warrant and agree that each of the waivers set forth above is made with such Guarantor's full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

                                  ARTICLE 111
                              SENIORITY OF NOTE:
                             SUBROGATION: SECURITY

     Section 3.1. Seniority. The obligations of LLC under the Note, and the obligations of each Guarantor under this Guaranty, shall be senior to all other Indebtedness of LLC and each Guarantor, respectively, except for (i) existing Indebtedness of each Guarantor; (ii) Replacement Indebtedness of each Guarantor;
(iii) Indebtedness of LLC (which may be guaranteed by either Guarantor) incurred for the purpose of acquiring equipment for the Restaurant (as defined in the Operating Agreement) prior to the date the Restaurant opens for business or Indebtedness incurred by LLC (which may be guaranteed by Guarantor) permitted by the Operating Agreement for the purpose of acquiring additional equipment for the Restaurant, (iv) Indebtedness of either Guarantor incurred to acquire equipment for additional restaurants opened after the date hereof, or(v) Indebtedness of either Guarantor incurred on a non-recourse basis in connection with assets acquired by such Guarantor after the date hereof for which the obligations are limited to such assets (the "Excluded Indebtedness"). For purposes hereof, Indebtedness means at any date any of the following: (i) all obligations, unconditional or contingent, for borrowed money including, without limitation, principal, interest, premium, penalties and costs (including for this purpose all obligations incurred under Capitalized Leases), or obligations evidenced by bonds, notes, debentures or similar instruments; and (ii) all obligations to pay the balance deferred and unpaid of the purchase price of any business, real property, other assets or interests therein, except any such balance that constitutes a trade payable arising in the ordinary course of business. For purposes hereof, (i) "Capitalized Lease" means a lease of real or personal property which, in accordance with generally accepted accounting principles, has been or should have been capitalized by LLC or either Guarantor; and (ii) "interest" includes, without limitation, interest which may accrue subsequent to the filing of a petition for relief in bankruptcy or subsequent to LLC or either Guarantor becoming subject to any other federal or state debtor relief statute. Neither Guarantor shall incur any Indebtedness from and after the date of this Guaranty, except for Excluded Indebtedness, which is not either expressly subordinated to the obligations contained in this Guaranty, or junior to such obligations by reason of priority established by the security for this Guaranty granted to MAG. "Replacement Indebtedness" means Indebtedness incurred to reimburse existing Indebtedness of Guarantors in the aggregate amount for both Guarantors not to exceed Three Million Two Hundred Thirty-nine Thousand Five Hundred Dollars ($3,239,500), inclusive of any line of credit, and upon terms not materially more onerous than existing Indebtedness of Guarantors comprising that amount.

     Section 3.2. Subrogation. Until the Guarantied Obligations shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against LLC or any of its assets in connection with this Guaranty or the performance by either Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Sections 2847, 2848 or
2849), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that either Guarantor now has or may hereafter have against LLC, and (ii) any right to enforce, or to participate in, any claim, right or remedy that MAG now has or may hereafter have against LLC, except for GCI's rights to a Management Fee as provided for in the Operating Agreement, subject to the subordination of such rights, as provided for in the Operating Agreement.

     Section 3.3. Security. Each Guarantor, as security for the performance of its obligations under this Guaranty, hereby grants to MAG a security interest in all of the properties now owned or hereafter acquired by such Guarantor (except for properties the subject of Excluded Indebtedness) as more particularly described in, and pursuant to the provisions of, the Security Agreement attached hereto as Exhibit A.

                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1. Survival of Warranties. All representations, warranties, covenants and agreements of each Guarantor contained herein shall survive the execution and delivery of this Guaranty and shall be deemed made continuously, and shall continue in full force and effect, until the termination of this Guaranty.

     Section 4.2. No Waiver. No waiver, forbearance, failure or delay by MAG in exercising, or in beginning to exercise, any right, power or remedy, nor any simultaneous or later exercise thereof, shall constitute a waiver of MAG's rights hereunder, and every right, power or remedy of MAG shall continue in full force and effect until such right, power or remedy is specifically waived in writing. No single or partial exercise of any right, power or remedy by MAG shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to MAG at law, in equity, or otherwise.

     Section 4.3. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if
given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below and the appropriate answer back or telephonic confirmation is received, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

     If to GCI or GCICA: Grill Concepts, Inc.

     11661 San Vicente Boulevard, Suite 404
     Los Angeles, CA 90049
     Attention: Robert Spivak, President
     Telecopier No.: 310/820-6530

     with a copy to:

     Herzog, Fisher & Grayson
     9460 Wilshire Boulevard, Fifth Floor
     Beverly Hills, CA 90212
     Attention: Michael Grayson, Esq.
     Telecopier No.: 310/278-5430

     If to LLC:

     Chicago - The Grill on the Alley
     ---c/o Grill Concepts, Inc.
     11661 San Vicente Boulevard, Suite 404
     Los Angeles, CA 90049
     Attention: Robert Spivak, President
     Telecopier No.: 310/820-6530

     with a copy to:

     Herzog, Fisher, Grayson & Wolfe, A Law Corporation
     9460 Wilshire Boulevard, Fifth Floor
     Beverly Hills, CA 90212
     Attention: Michael Grayson, Esq.
     Telecopier No.: 310/278-5430

     If to MAG:

     The Michigan Avenue Group
     c/o Albert Sarnoff
     75 Rockefeller Plaza
     New York, NY 10019
     Telecopier No.:

     with a copy to:

     The Michigan Avenue Group
     c/o Wolff-DiNapoli LLC
     11828 La Grange Avenue, Second Floor
     Los Angeles, CA 90025
     Attention: Patricia M. Knott
     Telecopier No.: 310/477-2522

     with a copy to:

     Greenberg Glusker Fields Claman & Machtinger LLP
     1900 Avenue of the Stars, Suite 2100
     Los Angeles, CA 90067-4590
     Attention: C. Bruce Levine, Esq.
     Telecopier No.: 310/553-0687

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     Section 4.4. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdictions.

     Section 4.5. Governing Law: Jurisdiction. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of California and the United States of America without regard to any law which would result in the selection or application of the law of any other jurisdiction.

     Section 4.6. Binding Effect: Assignment. This Guaranty shall be binding upon and inure to the benefit of MAG and each Guarantor and their respective successors and assigns, provided that neither Guarantor shall have the right to assign its rights and obligations hereunder without the prior written consent of MAG (and any attempted assignment in contravention of the terms hereof shall be void). This Guaranty shall, without further reference, pass to, and may be relied on and enforced by, any successor or assignee of MAG.

     Section 4.7. Headings. Article and Section headings in this Guaranty are included herein for the convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

     Section 4.8. Arbitration.

     (a) Any dispute or difference between the parties arising out of this Guaranty which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Either a Guarantor (on behalf of itself or LLC) or MAG may request the American Arbitration Association (the "AAA") to designate one arbitrator, who shall be a retired California Superior Court or Court of Appeals judge.

     (b) The arbitrator shall consider the dispute at issue at Los Angeles, California at a mutually agreed upon time within sixty (60) days (or such longer period as may be acceptable to Guarantors and MAG) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by Guarantors or MAG, as the case may be, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Guaranty or may be further modified by mutual agreement of Guarantors and MAG) and shall include an opportunity for the parties to conduct discovery in accordance with California Code of Civil Procedure Section 1283.05, as amended, in advance of the proceeding. Notwithstanding the foregoing, the parties hereto agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 120 days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 120-day period for one or more additional 1 20-day periods. The arbitrator shall immediately deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 4.8 by bringing suit in any court of competent jurisdiction.

     (c) Neither this agreement to arbitrate nor any demand for arbitration hereunder shall waive any party's right to obtain any provisional remedy, including, without limiting the generality of the foregoing, injunctive relief, from any court of competent jurisdiction, as may be necessary in such party's sole and subjective judgment, with respect to matters otherwise subject to arbitration pursuant to the terms of this Guaranty. However, if either party seeks or obtains such provisional remedy, an arbitration hereunder shall also be commenced, and, if necessary, the merits of the controversy or claim and/or the determination of an appropriate permanent remedy shall be settled by arbitration in accordance with this Guaranty.

     (d) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 4.8 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 4.8, or seeking provisional remedies as authorized by this Section 4.8, or seeking to enforce any order or award of any arbitration commenced pursuant to this Section
4.8 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

     Section 4.9. Entire Agreement. This Guaranty constitutes the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous drafts, agreements, representations and understandings of the parties. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party agrees and acknowledges that this Guaranty is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Guaranty to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

     Section 4.10. Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Guaranty has been entered into by the undersigned as of the date and year first above written.

"GUARANTOR"

GRILL CONCEPTS, INC., a Delaware corporation

By: /s/ Robert Spivak,
Robert Spivak, President

By: /s/ Michael Weinstock
Michael Weinstock, Secretary

GRILL CONCEPTS, INC., a California corporation

By: /s/ Robert Spivak
Robert Spivak, President

By: /s/ Michael Weinstock
Michael Weinstock, Secretary